UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2018

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 27, 2018, Norstan Communications, Inc. (“Seller”), a direct wholly-owned subsidiary of Black Box Corporation (the “Company”), completed the sale of all of the issued and outstanding membership interests of NextiraOne Federal, LLC (“NextiraOne”) to NXOF Intermediate Holdings, Inc. (“Buyer”), an affiliate of Arlington Capital Partners, a leading private equity firm with a focus on businesses in government services and other adjacent markets, for a cash purchase price of $75 million. NextiraOne, together with its direct wholly-owned subsidiary Mutual Telecom Services Inc., operate the Company’s federal government IT services business (the “Federal Business”).

As the Company previously disclosed in a Form 8-K, filed with the Securities and Exchanges Commission (“SEC”) on August 20, 2018, which is incorporated herein by reference in its entirety, the Company, Seller and Buyer entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) wherein Seller agreed to sell to Buyer 100% of the issued and outstanding membership interests of NextiraOne. As the Company previously disclosed in a Form 8-K, filed with the SEC on July 2, 2018, which is incorporated herein by reference in its entirety, the Company and certain direct and indirect wholly-owned subsidiaries of the Company entered into a Second Amendment, dated June 29, 2018, with PNC Bank, National Association, as administrative agent (the “Agent”), and certain other lenders party thereto (together with the Agent, the “Lenders”), to amend the Credit Agreement entered into among the Loan Parties, the Agent and the Lenders on May 9, 2016 (as amended by the Amendment and Joinder Agreement, dated August 9, 2017, and the Second Amendment, the “Amended Credit Agreement”). The Amended Credit Agreement established a new “last in first out” senior revolving credit facility in an amount not to exceed $10,000,000 (the “LIFO Facility”) to finance the Company’s budgeted cash flow needs. The Credit Agreement required the Company to satisfy certain milestones related to the sale of the Federal Business, including the execution of the Purchase Agreement on or prior to July 31, 2018 (which deadline was extended by the Agent, as disclosed by the Company in a Form 8-K filed with the SEC on August 6, 2018) and the consummation of the sale of the Federal Business by August 31, 2018 (subject to extension by the Agent under the Amended Credit Facility).

The net cash proceeds from the sale of the Federal Business, after purchase price adjustments of $5.6 million, transaction fees and expenses of $3.2 million as well as $3.0 million of funds deposited into escrow for the finalization of certain closing items as well as certain indemnifications, were used to pay Agent and Lender fees, interest on bank debt and indebtedness under the Amended Credit Agreement. After fees and interest, the LIFO Facility was paid first and the Term Loan under the Amended Credit Facility was paid in full, with the remaining funds reducing the original Revolving Credit Line under the Amended Credit Agreement. The LIFO Facility is available for future borrowings (subject to continued compliance with the Credit Agreement).

Item 8.01 Other Events.

A copy of the press release announcing the sale of the Federal Business is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Cautionary Forward-Looking Statements

When included in this Form 8-K, the words “expects,” “believes,” and “anticipates” and analogous expressions are intended to identify forward-looking statements. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, such risks and uncertainties may include, among others, statements related to the Company's pursuit of other strategic alternatives. Actual results could differ from those projected due to numerous factors, including, without limitation, the ability of the Company to consummate other strategic alternatives. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and in the Company's Current Report on Form 8-K filed on July 2, 2018. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or any changes in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01
Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 27, 2018, entitled “Black Box Corporation Announces the Closing of the Sale of its Federal Government IT Services Business.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACK BOX CORPORATION
Date: August 27, 2018
/s/ DAVID J. RUSSO
David J. Russo
Senior Vice President, Chief Financial Officer
and Treasurer (Principal Accounting Officer)